EX 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Atmel Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-15823, No. 333-71881, No. 333-88203, No. 333-107899, No. 333-151167, No. 333-171262, No. 333-177902, No. 333-187209, No. 333-189388 and No. 333-198877) of Atmel Corporation of our report dated February 26, 2016, with respect to the consolidated balance sheets of Atmel Corporation as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2015, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2015, which report appears in the December 31, 2015 annual report on Form 10-K of Atmel Corporation.

Our report refers to a change in the presentation of deferred income taxes.

/s/ KPMG LLP

Santa Clara, California
February 26, 2016